Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Citius Oncology, Inc. of our report dated December 27, 2024, relating to the consolidated financial statements of Citius Oncology, Inc. appearing in the Annual Report on Form 10-K of Citius Oncology, Inc. for the year ended September 30, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

September 2, 2025